Exhibit 11(b)
AZUL S.A.
Publicly-held Company
Corporate Taxpayers’ Registry (CNPJ/ME) n. 09.305.994/0001-29
Board of Trade (NIRE) 35.300.361.130
DISCLOSURE OF MATERIAL ACT OR FACT AND SECURITIES TRADING POLICY OF AZUL S.A.
1. PURPOSE
1.1. The purpose of this Disclosure of Material Act or Fact and Securities Trading Policy, prepared in accordance with CVM rules, is to: (a) set forth the procedures for disclosure of Material Act of Fact; (b) set forth standards of conduct to be complied with by Related Persons; (c) ensure compliance with laws and regulations that prohibit Insider Trading; and (d) set forth the rules to ensure compliance with best practices in the trading of Securities issued by the Company.
2. SCOPE
2.1. This Policy is applicable to Related Persons, including those who have not formally accepted it pursuant to Annex I, and Associated Persons.
3. SUPPLEMENTARY REGULATIONS
3.1. The following regulations complement and integrate this Policy, as applicable:
a)CVM Resolution n. 44 of the Brazilian Securities and Exchange Commission;
b)Brazilian Corporate Law, as amended; and
c)Other laws and regulations, as applicable.
4. DEFINITIONS
4.1. The following capitalized terms must be interpreted in accordance with their respective meanings, as set forth below:
“Associated Persons” means persons with whom the Controlling Shareholders, Management and Members of the Fiscal Council of the Company are related as: (i) spouse, not legally divorced; (ii) common-law partner; (iii) any dependent included in the annual individual income tax return; and (iv) companies directly or indirectly controlled by Management, Controlling Shareholders, Members of the Fiscal Council or the persons listed in Items “i” to “iii” above.
“Board of Directors” means the Board of Directors of the Company.
“Board of Executive Officers” means the Board of Executive Officers of the Company.

“Brazilian Corporate Law” means Law n. 6.404, dated December 15, 1976, as amended.
"B3" means B3 S.A. - Brasil, Bolsa, Balcão.
“Company” means Azul S.A..
“Controlling Shareholders” means a shareholder or group of shareholders bound by a shareholders’ agreement or under common control that exercises direct or indirect control over the Company, pursuant to Brazilian Corporate Law.
“CVM” means the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários).
“CVM Resolution n. 44” means CVM Resolution n. 44, dated August 23, 2021, which provides, among other matters, on the revocation of CVM Instruction n. 358, dated January 3, 2002, which entered into force on September 1, 2021, including any respective amendments.
“Disclosure and Trading Policy” or “Policy” means this Disclosure of Material Act or Fact and Securities Trading Policy of Azul S.A..
“Employees” means the employees of the Company who, as a result of their title, function or position in the Company, have access or presumed access to any Privileged Information.
“Fiscal Council” means the Company Fiscal Council, when installed.
“Former Members of Management” means the members of Management that no longer belong to the management of the Company.
“Individual Plan” means the individual investment or divestment plan formalized by Related Persons pursuant to Article 16 of CVM Resolution n. 44.
“Insider Trading” means any trading of the Securities of the Company by Related Persons who, as a result of circumstances, have access to Privileged Information relating to the Company’s business and condition and use this information for their own benefit.
“Investor Relations Officer” means the Officer of the Company responsible, notably, for providing information to investors, the CVM and Market Entities, updating the Company’s record as a publicly-held company with the CVM, and enforcing and monitoring this Policy.
“Lock-up Period” means any and all period during which the trading of Securities is prohibited pursuant to applicable regulation or by decision of the Investor Relations Officer.
“Management” means the members of the Board of Directors and Board of Executive Officers of the Company.

“Market Entities” means the stock exchanges or organized over-the-counter market entities in which the securities issued by the Company are or may be admitted to trading, as well as equivalent entities in other countries.
“Material Act or Fact” means any decision of the Controlling Shareholder, resolution of the shareholders’ meeting or of the management bodies of the Company, or any other political- administrative, technical, business or economic financial act or fact that occurred or is related to its business and that may significantly affect: (a) the quote of the securities issued by the Company or securities referenced thereto; (b) the decision of investors to purchase, sell or maintain such securities; and (c) the decision of investors to exercise any rights inherent to their condition as holders of securities issued by the Company or referenced thereto.
“Material Shareholding” means the business or set of businesses according to which the direct or indirect shareholding of Related Persons exceeds, upwards or downwards, five percent (5%), ten percent (10%), fifteen percent (15%), successively, of each type or class of shares representing the capital stock of the Company.
“Members of the Fiscal Council” means the sitting and alternate members of the Fiscal Council of the Company, if one is installed, elected by resolution of the Annual Shareholders’ Meeting.
“Privileged Information” means all information related to the Company or its Subsidiaries that may significantly influence the quote of the Securities and that has not been disclosed to the market yet.
“Related Persons” means the persons listed in Article 13 of CVM Resolution n. 44, including the Company, Controlling Shareholders, Management, Members of the Fiscal Council, Employees with Access to Privileged Information or members of any technical or consulting body of the Company, established in accordance with its bylaws, and any person who, as a result of their title, function or position held at Controlling Shareholders or Subsidiaries of the Company, regardless of the formalization of the Term of Acceptance, may have Privileged Information about the Company.
“Securities” means any shares, debentures, real estate receivable certificates, warrants, subscription receipts and rights, promissory notes, call or put options or derivatives of any type, or any other bonds or collective investment agreements issued by the Company or referenced thereto that are legally deemed “securities.”
“Stakeholders” means all material audiences having relevant interest in the Company or individuals or entities that assume any type of direct or indirect risk before the company, including primarily: shareholders, investors, employees, companies, clients, suppliers, creditors, governments and regulatory agencies, competitors, the press, professional associations and entities, users of electronic means of payment, and non-governmental organizations, among others.

“Subsidiaries” means the companies in which the Company, directly or through other companies, holds partner’s or shareholder’s rights that entitle it to permanently prevail in the corporate resolutions and elect the majority of members of Management.
“Term of Acceptance” means the term of acceptance to this Disclosure and Trading Policy, to be executed in accordance with the form included in Annex I, pursuant to 1st paragraph of Article 17 of CVM Resolution n. 44.
5. RESPONSIBILITIES
5.1. Related Persons must observe and ensure compliance with this Disclosure and Trading Policy and applicable law and, whenever required, seek the advice of the Investor Relations Department regarding situations that involve conflicts herewith or upon the occurrence of the events described herein.
5.2. The Investor Relations Department must comply with and ensure compliance with the guidelines set forth in this Disclosure and Trading Policy, as well as ensure that any changes in the direction of the Company are included herein, in addition to clarify any doubts relating to this Policy’s content and application.
6. GUIDELINES
6.1. Principles and Objectives. This Disclosure and Trading Policy is based on the following principles and objectives:
a)Providing complete information to Stakeholders and Market Entities;
b)Ensuring comprehensive and timely disclosure of Material Act or Fact, as well as ensuring its confidentiality while undisclosed;
c)Consolidating best corporate governance practices; and
d)Collaborating to the stability and development of the Brazilian capital markets.
7. DISCLOSURE OF MATERIAL ACT OF FACT
7.1. Disclosure procedures.
7.1.1. The immediate disclosure and communication to the CVM and Market Entities of a Material Act or Fact, as well as the adoption of the other procedures set forth herein, is an obligation of the Investor Relations Officer, as follows:
a)Disclosure must be simultaneously made to the CVM and Market Entities, before the beginning or after the closing of business of Market Entities. In the event Securities issued by the Company are traded simultaneously in Brazilian and foreign Market Entities, disclosure must be made, as a rule, before the beginning or after the closing of business in all countries, prevailing, in case of incompatibility, the working hours of the Brazilian market.

b)Complete information must be published in major newspapers usually used by the Company, or at least in one internet news portal, in a section that can be freely accessed, and at <www.voeazul.com.br/ri>.
7.1.2. Related Persons that have access to information about a Material Act or Fact must communicate this information to the Investor Relations Officer and verify whether the measures described in this Policy and applicable law have been taken for the disclosure of the relevant information after such communication.
7.1.2.1. In the event Related Persons find that the Investor Relations Officer failed to comply with his or her duty of communication and disclosure, provided that the confidentiality of the Material Act or Fact is not going to be maintained, pursuant to Section 3 of this Disclosure and Trading Policy, Related Persons must immediately communicate the Material Act or Fact directly to the CVM in order to exempt themselves from the liability imposed by applicable regulations in the event of non-disclosure.
7.1.3. In the event the CVM or Market Entities require additional clarifications from the Investor Relations Officer regarding the communication and disclosure of a Material Act or Fact, or in the event of atypical fluctuation in quotes, prices or traded volume of securities issued by the Company or referenced thereto, the Investor Relations Officer must inquire persons who have access to Material Act or Fact to find whether they have any information that must be disclosed to the market.
7.1.3.1. The Management of the Company and the other persons questioned as described in this Item must immediately respond to the request of the Investor Relations Officer. In the event they fail to contact him or her on the same day they became aware of the relevant requirement from the CVM or Market Entities, the Management of the Company or the persons in question must send an electronic mail including the relevant information to <invest@voeazul.com.br>.
7.1.3.2. Exceptionally, in case the disclosure of the Material Act or Fact must be made during trading hours, the Investor Relations Officer may, upon communication of the Material Act or Fact, request, at all times simultaneously to Brazilian and foreign Market Entities, the interruption of trading of the securities issued by the Company or referenced thereto, for the time required to appropriately disseminate the relevant information. The Investor Relations Officer must confirm to Brazilian Market Entities that trading was also interrupted in foreign Market Entities.
7.2. Exemptions to the disclosure.
7.2.1. Material Act or Fact may not be disclosed, exceptionally, if the Controlling Shareholder or Management of the Company understands that such disclosure endanger a legitimate interest of the Company, in which case the procedures set forth herein must be adopted to ensure the confidentiality of such information.

7.2.1.1. In the event the Material Act or Fact is related to transactions that directly and/or only involve the Controlling Shareholder, the Controlling Shareholder may instruct the Investor Relations Officer not to disclose it, explaining the reasons supporting its decision.
7.2.2. Controlling Shareholders or the Management of the Company must, directly or through the Investor Relations Officer, immediately disclose Material Act or Fact in any of the following events:
a)the information has become known to third parties that are foreign to the Company and any business related to the Material Act or Fact;
b)subsistent evidence and grounded fear that the confidentiality of the Material Act or Fact has been breached exist; or
c)atypical fluctuation in the quotes, prices or traded volume of securities issued by the Company or referenced thereto occurs.
7.2.2.1. In the event the Investor Relations Officer does not take the measures required for the immediate disclosure described in this Item, the relevant Controlling Shareholder or the Board of Directors of the Company, through its Chairman, as applicable, must take the relevant measures.
7.2.3. The Investor Relations Officer must always be informed of Material Act or Fact that is kept confidential, and must, together with the other persons who are aware of this information, ensure that the appropriate procedures are followed to maintain such confidentiality.
7.2.3.1. In the event persons who are aware of a Material Act or Fact that is kept confidential have any doubts about the legitimacy of such non-disclosure, they may ask the CVM, pursuant to applicable rules.
7.3. Procedures to maintain confidentiality:
7.3.1. Related Persons must maintain the confidentiality of information relating to Material Act or Fact of the Company and its parent companies, Subsidiaries and affiliates, which information they have privileged access to as a result of their title or position, until its effective disclosure to the market, as well as ensure that subordinate persons and third parties of their trust also do so. Related Persons, subordinate persons and third parties of their trust are jointly and severally liable in case of non-compliance.
7.3.2. The following procedures must also be followed:
a)Only those considered indispensable for the actions that may result in Material Act or Fact must be involved;
b)Confidential information must not be discussed in the presence of third parties who are not aware of it, even if one believes such third parties are unaware of the meaning of the conversation;

c)Confidential information must not be discussed in conference calls in which one is not sure about who are the participants;
d)Documents of any kind regarding confidential information, including handwritten personal notes, must be kept in a safe box, locker or closed file, whose access is only granted to people authorized to have the information;
e)Electronic documents and files regarding the confidential information must always be created through password-protected systems;
f)Documents that contain confidential information must circulate internally in sealed envelopes, which must always be delivered in person to the recipient;
g)Documents containing confidential information must not be sent by facsimile, unless you are sure that only the person authorized to have the information will have access to the receiving machine; and
h)Without prejudice to the liability of the person who is transmitting the confidential information, third parties that are external to the Company and need to access the information are required to sign a confidentiality agreement, which must specify the nature of the information and include a representation from the third party that he or she acknowledges the confidentiality of the information and agrees not to disclose it to any other person nor trade securities issued by the Company before the disclosure of the information to the market.
7.3.3. In the event the confidential information needs to be disclosed to an employee of the Company; a person who holds a title, function or position in the Company, its parent company, subsidiaries or affiliates, who is not a member of the Company’s Management, Fiscal Council or any of its technical or consulting bodies, established pursuant to its bylaws, the person responsible for the conveyance of the information must make sure that the person who is receiving it is aware of this Policy and signs the Term of Acceptance before giving him or her access to the information.
8. SECURITIES TRADING
8.1. Trading restrictions:
8.1.1. The restrictions under this Disclosure and Trading Policy apply to (i) trading in organized or non-organized Market Entities, as well as trading conducted without intervening parties of the distribution system; and (ii) securities lending conducted by Related Persons.
8.1.2. The rules of this Disclosure and Trading Policy also apply to direct or indirect trading conducted by Related Persons or Associated Persons, including through:
a)a company directly or indirectly controlled by them;

b)third parties with whom they entered into management agreements, trust agreements or portfolio management agreements relating to financial assets;
c)attorneys-in-fact or agents;
d)spouse, not legally divorced; common-law partner; and any dependent included in their annual individual income tax return; or
e)any person who has access to Privileged Information, through any person subject to trading restrictions, and is aware that the information has not been disclosed to the market.
8.1.3. For purposes of this Disclosure and Trading Policy, trading conducted by investment funds in which the persons subject to this Policy are members is not considered indirect trading, provided that: (i) such funds are not exclusive; and (ii) the trading decisions of the fund administrator or manager are not influenced by the fund’s members.
8.2. Lock-up period:
8.2.1. Related Persons cannot trade Securities during the Lock-up Period.
8.2.2. The Investor Relations Officer is not required to inform the reasons for the establishment of the Lock-up Period and the Related Persons must maintain the confidentiality of this information.
8.2.2.1. For purposes of this item, the Investor Relations Officer must expressly set forth the initial and final dates of the Lock-up Period.
8.2.2.2. Failure of the Investor Relations Officer to inform the Lock-up Period does not exempt any person from complying with this Disclosure and Trading Policy, the provisions of CVM Resolution n. 44 and other normative acts and applicable laws.
8.3. Exemptions to Securities trading restrictions:
8.3.1.The trading restrictions provided herein do not apply to Related Persons who conduct transactions under Individual Plan.
8.3.2. The trading restrictions provided in item 9.1. below do not apply to the purchase of shares held in treasury, through a private transaction, as a result of the exercise of stock options under stock option plan approved at shareholders’ meeting of the Company, or in case of share- based compensation granted to members of management, employees or service providers previously approved at shareholders’ meetings of the Company. The above restriction does not apply to any trading of shares following the exercise of stock options or granting of shares.

8.4. Individual Plan:
8.4.1. This Disclosure and Trading Policy applies to trading conducted by Related Persons under Individual Plan, provided that such Individual Plan:
a)are formally documented in writing before the Investor Relations Officer prior to any trading;
b)irrevocably set forth the trading dates and amounts or volume to be traded by the participants; and
c)remain in effect for at least six (6) months to allow the Individual Plan and any amendments or cancelation thereto to produce effects.
8.4.2. Participants of Individual Plan cannot:
a)simultaneously maintain more than one Individual Plan; or
b)conduct any transaction that may cancel or mitigate the economic effects of transactions to be established by the Individual Plan.
8.4.3. The Board of Directors must check and monitor, each semester, through reports from the Board of Executive Officers, acceptance of participants to Individual Plan formalized by them and the transactions conducted thereunder.
8.4.4. Individual Plan must be executed before the Investor Relations Officer, pursuant to CVM Resolution n. 44.
8.5. Trading restrictions pending disclosure of Material Act or Fact:
8.5.1. In the event of existence of and access to or knowledge of Privileged Information, Related Persons are prohibited from trading Securities until the Company discloses the Privileged Information to the market in the appropriate form. This rule also applies:
8.5.1.1. in the event: (a) any purchase or sale of Securities is being conducted by the Company, its Subsidiaries or a company under common control; or (b) an option or power of attorney is granted for this purpose, in which cases, trading restrictions only apply on the dates in which the Company trades the shares issued by it; or
8.5.1.2. in the event of intended merger, full or partial spin-off, consolidation, transformation or reorganization of the Company.
8.5.2. The restrictions set forth above do not apply to trading under Individual Plan, provided that the requirements set forth in paragraphs 1st to 3rd of Article 16 of CVM Resolution n. 44 are met.

8.6. Restrictions to trading after the disclosure of a Material Act or Fact:
8.6.1. In the events set forth above, trading restrictions continue to apply even after the disclosure of a Material Act or Fact if trading affects the Securities trading conditions, causing damage to the Company or its shareholders. This additional restriction must be informed by the Investor Relations Officer.
8.7. Prohibition to Trading before the disclosure of quarterly information and standardized financial statements.
8.7.1. Related Persons cannot trade Securities in the period of fifteen (15) days before the disclosure or publication of: (i) the quarterly financial information of the Company (ITR); and (ii) standardized financial statements of the Company (DFP), as applicable.
8.7.2. The restrictions set forth in Item 8.7.1. above do not apply to trading under Individual Plan, as described in Item 8.4. above, provided that:
a)the Company has approved a schedule setting forth specific dates for disclosure of the quarterly financial information of the Company (ITR) and the standardized financial statements of the Company (DFP); or
b)the relevant Individual Plan requires its participants to reimburse the Company for any losses avoided or gains earned in trading of shares issued by the Company, as a result of any change in the disclosure dates of the quarterly financial information of the Company (ITR) and the standardized financial statements of the Company (DFP), assessed based on reasonable criteria included in the Individual Plan.
8.8. Trading prohibition applicable to Former Members of Management:
8.8.1. Former Members of Management who leave the Management of the Company before the disclosure of a Material Act or Fact to the market relating to a transaction or event initiated during their terms of office cannot trade Securities for a period of six (6) months after they leave management or after disclosure of the relevant Material Act or Fact, whichever occurs last, subject to Item 8.8.2. below.
8.8.2. In the event the trading of Securities affects the conditions of the relevant businesses, to the prejudice of the Company or its shareholders, even if it occurs after the disclosure of a Material Fact or Fact, Former Members of Management cannot trade Securities for at least six (6) months after they leave the Management of the Company.
8.8.3. The restrictions set forth in Items 8.8.1. and 8.8.2. above do not apply in case of an Individual Plan, provided that the requirements set forth in 1st to 3rd paragraphs of Article 16 of CVM Resolution n. 44 are met.

8.9. Additional prohibitions:
8.9.1. In addition to the prohibitions set forth above and in CVM Resolution n. 44, Related Persons cannot directly or indirectly trade securities issued by the Company in the period preceding any decision taken by the Controlling Shareholders through a resolution of the shareholders’ meeting or of the management bodies of the Company, or any other political- administrative, technical, business or economic-financial act or fact relating to:
a)changes in the authorized stock capital of the Company upon the subscription of shares;
b)approval of a plan for the purchase or sale of shares issued by the Company;
c)distribution of dividends or interest on shareholder’s equity;
d)transfer of share control; and
e)the disclosure of the abovementioned decisions/resolutions through a notice to the market, material fact, notice to shareholders, or publication of the relevant corporate acts and notices.
8.9.1.1. In the events set forth above, the Investor Relations Officer must inform Related Persons of the prohibition to trade securities issued by the Company.
9. AMENDMENTS TO THE DISCLOSURE AND TRADING POLICY
9.1. This Disclosure and Trading Policy may be amended by a resolution of the Board of Directors in the following events:
a)upon express order of the CVM;
b)in view of changes in applicable law and regulations, in order to implement the required adjustments; and
c)in case the Board of Directors, during the assessment process of the efficacy of adopted procedures, finds that amendments are required.
9.1.1. Amendments to this Disclosure and Trading Policy must be informed to the CVM and Market Entities by the Investor Relations Officer, as required by applicable rules, and to all persons who are included in Item 10.1 below.
9.2. This Disclosure and Trading Policy cannot be amended in case of a pending undisclosed Material Act or Fact.

10. MISCELLANEOUS
10.1. The Company must send, by registered mail, to the Controlling Shareholders, officers and members of the Board of Directors and Fiscal Council, a copy of this Disclosure and Trading Policy, requesting the remittance to the Company of the Term of Acceptance duly signed, in the form included in Annex I hereto, which will be filed at the headquarters of the Company.
10.1.1. New members of Management or Fiscal Council, upon execution of their investiture terms, are required to sign the Term of Acceptance, as they are made aware of this Disclosure and Trading Policy.
10.1.2. The communication of this Disclosure and Trading Policy to and the required execution of the Term of Acceptance by persons not referred to in Item 10.1 above will be made before any such person conducts any trading of Securities issued by the Company.
10.1.3. The Company will maintain at its headquarters, at the disposal of the CVM, an updated list of persons included in Item 10.1.2. and their respective identification, including title or function, address and Corporate Taxpayers’ Registry or Individual Taxpayers’ Registry numbers.
10.2. The Controlling Shareholder, officers and members of the Board of Directors, Fiscal Council and any technical or consulting bodies of the Company, established in accordance with its bylaws, and any person that acts in this capacity must execute the Term of Acceptance, remitting these documents to the Investor Relations Officer.
10.3. Any doubts about this Disclosure and Trading Policy or the application of any of its provisions must be directly sent to the Investor Relations Officer, who will provide the due clarifications or guidance.
10.4. Non-authorized disclosure of undisclosed Privileged Information about the Company is harmful to the Company, its shareholders and the market in general, and it is strictly prohibited.
10.5. Violations to this Disclosure and Trading Policy are subject to the procedures and penalties set forth in rules, regulations and applicable law, as well as in other Company rules of the Company.
10.6. This Disclosure and Trading Policy takes effect as of the date of its approval by the Board of Directors and will remain in force for an indefinite term, until resolved otherwise.
Barueri/SP - Brazil, November 8th, 2021.
AZUL S.A.

ANNEX I
TERM OF ACCEPTANCE TO THE DISCLOSURE OF MATERIAL ACT OR FACT AND SECURITIES TRADING POLICY OF AZUL S.A.
I, [•], nationality, marital status, profession, bearer of identity card n. [•], registered with the Individual Taxpayer Registry (CPF/ME) under n. [•], with business address at Avenida Marcos Penteado de Ulhôa Rodrigues, n. 939, 8th floor, Torre Jatobá, Condomínio Castelo Branco Office Park, Zip Code 06460-040, Tamboré, in the city of Barueri, State of São Paulo, Brazil, hereby formalize my acceptance to the Disclosure of Material Act or Fact and Securities Trading Policy of Azul S.A., a publicly-held corporation, headquartered at the aforementioned business address, registered with the Corporate Taxpayers’ Registry (CNPJ/ME) under n. 09.305.994/0001-29, with its articles of incorporation filed with the Board of Trade of the State of São Paulo (JUCESP) under NIRE 35.300.361.130 (“Policy”), approved at the Company's Board of Directors meeting held on January 24, 2017; subsequently amended and updated in accordance with the resolutions taken at the Board of Directors' meeting held on November 8, 2021; and elaborated in accordance with CVM Instruction n. 358, dated January 3, 2002, as amended and in force until the date of its revocation by CVM Resolution n. 44, dated August 23, 2021, whose content provides for the disclosure of information on material act or fact, the trading of securities while an undisclosed material act or fact is pending, and the disclosure of information on the securities trading.
Corroborating the formalization of my acceptance to the Policy, I declare that I am fully aware of its content, and I undertake to observe all its rules and procedures, ensuring that my actions are always in accordance with its guidelines.
As an expression of the truth, I sign this Term of Acceptance.
Barueri/SP - Brazil, [•] [•], 20[•].

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